UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2007

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02                                    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2007, Helicos BioSciences Corporation (the “Company”) entered into a change in control agreement with J. William Efcavitch, PhD, the Company’s Senior Vice President of Product Research and Development (the “Agreement”). Under the Agreement, the Company has an obligation to make payments to Dr. Efcavitch upon a termination event following a change in control. A termination event under the Agreement includes, among other things, termination of the executive’s employment by the company without cause or a termination by the executive as a result of a reduction in his or her annual compensation or benefits, a significant diminution of his or her responsibilities or a relocation of his primary business location more than 50 miles from his residences. As disclosed in the Company’s Registration on Form S-1, as declared effective on May 24, 2007, the Company has entered into similar arrangements with certain of its other executive officers.

Under the Agreement, if a termination event occurs within 12 months following a change in control, the Company has an obligation to pay Dr. Efcavitch an amount equal to the sum of (i) three-fourths of his annual base salary in effect immediately prior to the termination event, or prior to the change in control if higher, and (ii) the average annual bonus paid to him over the two fiscal years  immediately prior to the change in control (or such shorter period to reflect actual length of service).  Under the Agreement Dr. Efcavitch would continue to participate in the Company’s group health and dental programs for nine months following such termination. The Agreement also provides for full acceleration of any outstanding stock options or stock-based awards upon a termination event within 12 months of a change in control. All payments under the Agreement are subject to reduction as may be necessary to avoid certain tax consequences.

The Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)                                              Exhibits

Exhibit No.	Description

10.1	Change in Control Agreement between the Company and J. William Efcavitch, dated August 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Louise A. Mawhinney
Date: August 10, 2007	Name: Louise A. Mawhinney
Title: Senior Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Change in Control Agreement between the Company and J. William Efcavitch, dated August 8, 2007